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                                                                  EXHIBIT 10(VI)

STATE OF NORTH CAROLINA
COUNTY OF CATAWBA

                                       CONFIDENTIALITY AND NON-COMPETE AGREEMENT

     This Confidentiality and Non-Compete Agreement (the "Agreement") entered into by and between Catawba Valley Bank, Hickory, North Carolina (the "Bank") and Ronald S. Shoemaker ("Employee") is made and entered into this the 31st day of December, 2002.

                              W I T N E S S E T H:

     WHEREAS, the expertise and experience of Employee and his relationships and reputation in the financial institutions industry are extremely valuable to the Bank; and

     WHEREAS, it is in the best interests of the Bank and the shareholders of its parent holding company, United Community Bancorp ("UCB"), to provide for the continued loyalty of Employee; and

     WHEREAS, Employee and the Bank have entered into an Employment Agreement dated the date hereof providing for the employment of Employee for a two year period of time.

     NOW, THEREFORE, for and in consideration of the premises and mutual promises, covenants and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged, the Bank and Employee hereby agree as follows:

     1. Confidentiality. Employee hereby acknowledges and agrees that (i) in the course of his service as an officer of the Bank, he will gain substantial knowledge of and familiarity with the Bank's customers and its dealings with them, and other information concerning the Bank's business, all of which constitutes valuable assets and privileged information that is particularly sensitive due to the fiduciary responsibilities inherent in the banking business; and, (ii) in order to protect the Bank's interest in and to assure it the benefit of its business, it is reasonable and necessary to place certain restrictions on Employee's ability to compete against the Bank and on his disclosure of information about the Bank's business and

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customers. For that purpose, and in consideration of the Bank's agreements contained herein, Employee covenants and agrees as provided below.

          For the purposes of this Agreement, the following terms shall have the meanings set forth below:

                    Customer. The term "Customer" means any Person with whom, as of the effective date of termination of this Agreement or Employee's employment with the Bank for any reason, the Bank has or has had a depository, loan and/or other banking relationship.

                    Financial Institution. The term "Financial Institution" means any federal or state chartered bank, savings bank, savings and loan association or credit union, or any holding company for or corporation that owns or controls any such entity, or any other Person engaged in the business of making loans of any type or receiving deposits, other than the Bank.

                    Person. The term "Person" means any natural person or any corporation, partnership, proprietorship, joint venture, limited liability company, trust, estate, governmental agency or instrumentality, fiduciary, unincorporated association or other entity.

               (a) Confidentiality Covenant. Employee covenants and agrees that any and all data, figures, projections, estimates, lists, files, records, documents, manuals or other such materials or information (financial or otherwise) relating to the Bank and its banking business, regulatory examinations, financial results and condition, lending and deposit operations, customers (including lists of the Bank's customers and information regarding their accounts and business dealings with the Bank), policies and procedures, computer systems and software, shareholders, employees, officers and directors (herein referred to as "Confidential Information") are proprietary to the Bank and are valuable, special and unique assets of the Bank's business to which Employee will have access during his employment with the Bank. Employee agrees that (i) all such Confidential Information shall be considered and kept as the confidential, private and privileged records and information of the Bank, and
(ii) at all times during the term of his employment with the Bank and following the termination of this Agreement or his employment for any reason, and except
(x) as shall be required in the course of the performance by Employee of his duties on behalf of the Bank or otherwise pursuant to the direct, written authorization of the Bank, (y) as required by law, or (z) in connection with Employee's enforcement of the provisions of this Agreement, Employee will not: divulge any

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such Confidential Information to any other Person or Financial Institution;
remove any such Confidential Information in written or other recorded form from the Bank's premises; or make any use of any Confidential Information for his own purposes or for the benefit of any Person or Financial Institution other than the Bank. However, following the termination of Employee's employment with the Bank, this subparagraph (a) shall not apply to any Confidential Information which then is in the public domain (provided that Employee was not responsible, directly or indirectly, for permitting such Confidential Information to enter the public domain without the Bank's consent), or which is obtained by Employee from a third party which or who is not obligated under an agreement of confidentiality with respect to such information.

               (b) Covenant Not to Compete. Employee acknowledges that the Bank has invested substantial time, money and resources in the development of its business, its competitive strategy, and the development of its Customers and that during the course of Employee's employment with the Bank, Employee has had and will have access to the Bank's information in that regard. Employee further acknowledges that the Bank's business is to provide financial services and that the relevant market for the Bank's business is Wilkes County, North Carolina and contiguous counties. In recognition of this, Employee covenants and agrees that, during the period commencing on the date hereof and ending on (i) the second anniversary of the date hereof, or (ii) in the event the Employment Agreement is terminated by Employee prior to the second anniversary of the date hereof, other than as a result of a breach of the Employment Agreement by the Bank or UCB, the second anniversary of the date of such termination of the Employment Agreement, Employee will not, directly or indirectly (i) provide in the Bank's relevant market, as set forth above, financial services or become employed in any manner by any Financial Institution; or (ii) otherwise compete with the Bank.

               (c) Remedies for Breach. Employee understands and agrees that a breach or violation by him of the covenants contained in this Agreement will be deemed a material breach of this Agreement and will cause irreparable injury to the Bank, and that it would be difficult to ascertain the amount of monetary damages that would result from any such violation. In the event of Employee's actual or threatened breach or violation of the covenants contained in this Agreement, the Bank shall be entitled to bring a civil action seeking an injunction restraining Employee from violating or continuing to violate those covenants or from any threatened violation thereof, or for any other legal or equitable relief relating to the breach or

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violation of such covenant. Employee agrees that, if the Bank institutes any action or proceeding against Employee seeking to enforce any of such covenants or to recover other relief relating to an actual or threatened breach or violation of any of such covenants, Employee shall be deemed to have waived the claim or defense that the Bank has an adequate remedy at law and shall not urge in any such action or proceeding the claim or defense that such a remedy at law exists. However, the exercise by the Bank of any such right, remedy, power or privilege shall not preclude the Bank or its successors or assigns from pursuing any other remedy or exercising any other right, power or privilege available to it for any such breach or violation, whether at law or in equity, including the recovery of damages, all of which shall be cumulative and in addition to all other rights, remedies, powers or privileges of the Bank.

                    Notwithstanding anything contained herein to the contrary, Employee agrees that the provisions of this Agreement and the remedies provided herein for a breach by Employee shall be in addition to, and shall not be deemed to supersede or to otherwise restrict, limit or impair the rights of the Bank under the Trade Secrets Protection Act contained in Article 24, Chapter 66 of the North Carolina General Statutes, or any other state or federal law or regulation dealing with or providing a remedy for the wrongful disclosure, misuse or misappropriation of trade secrets or other proprietary or confidential information.

               (d) Survival of Covenants. Employee's covenants and agreements and the Bank's rights and remedies provided for in this Agreement shall survive any termination of this Agreement or Employee's employment with the Bank.

     2. Term and Consideration. As consideration for Employee's covenants and agreements under this Agreement, the Bank hereby agrees to pay Employee the sum of Thirty Thousand Dollars and 00/100 ($30,000.00) upon the execution of this Agreement and an identical sum upon the first anniversary of the date of this Agreement; the aggregate amount of $60,000.00 payable to Employee hereunder shall be deemed to be earned by Employee ratibly over the two year period commencing on the date hereof. In the event of the breach by Employee of his covenants pursuant to Section 1(b) of this Agreement, Employee shall repay to the Bank any amounts paid by the Bank to Employee pursuant to the immediately preceding sentence that relate to any period following the date of such breach.

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     3. Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the transactions described herein and supersedes any and all other oral or written agreements heretofore made, and there are no representations or inducements by or to, or any agreements between, any of the parties hereto other than those contained herein in writing.

                            [Signature page follows]

     IN WITNESS WHEREOF, the parties have executed this Agreement under seal and in such form as to be binding as of the day and year first hereinabove written.

                                        CATAWBA VALLEY BANK


                                        By: /s/ R. Steve Aaron
                                            ------------------------------------
                                            R. Steve Aaron, President and CEO


ATTEST:


/s/ Carole Teague
-----------------------
Secretary


                                            /s/ Ronald S. Shoemaker
                                            ------------------------------------
                                            Ronald S. Shoemaker [SEAL]